Exhibit 14

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Financial Highlights” and “Experts” in the combined Proxy statement/Prospectus of CRM Large Cap Opportunity Fund and CRM All Cap Value Fund (each a series of CRM Mutual Fund Trust) included in this Registration Statement (Form N-14) of The CRM Mutual Fund Trust and the captions “Financial Highlights” in the Prospectus and “Recipient of Portfolio Information”, “Independent Registered Public Accounting Firm” and “Additional Service Providers” in the Statement of Additional Information dated October 26, 2018 (as it relates to CRM Large Cap Opportunity Fund and CRM All Cap Value Fund), incorporated by reference in this Registration Statement, and to the incorporation by reference in this Registration Statement of our reports on CRM Large Cap Opportunity Fund and CRM All Cap Value Fund, dated August 27, 2018 included in the 2018 Annual Reports to shareholders.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

March 14, 2019